Exhibit 15.3

10/F, CPIC Plaza, No. 28 Fengsheng Lane, Xicheng District, Beijing 100032, China

Tel: 86 10 5776 3888  Fax: 86 10 5776 3777

April 10, 2020

Puxin Limited

Floor 16, Chuangfu Mansion

No. 18 Danling Street, Haidian District

Beijing, 100080, the People’s Republic of China

as the “Company”

Dear Sirs,

We consent to the references to our firm under the heading “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with Puxin Education” in Puxin Limited’s Annual report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2020. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Tian Yuan Law Firm

Tian Yuan Law Firm